EXHIBIT 16
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                          [Rogoff & Company Letterhead]


                                                   March  9,  2004


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     Amalgamated  Technologies,  Inc.

     We have read the statements that we understand Amalgamated Technologies, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item  4.



                              Best  regards,

                              /s/  Rogoff  &  Company,  P.C.
                                   -------------------------
                              Rogoff  &  Company,  P.C.



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